                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported)
                     December 13, 2004 and December 15, 2004


                      Advanced Technology Industries, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

           0-23761                                   13-4000208
    ------------------------            ------------------------------------
    (Commission File Number)            (I.R.S. Employer Identification No.)

        211 Madison Avenue #28B New York, NY                      10016
        -----------------------------------------------------------------
        (Address of Principal Executive Offices)               (Zip Code)

                                 (212) 532-2736
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1.01 Entry into a Material Definitive Agreement;
ITEM 1.02 Termination of a Material Definitive Agreement;
ITEM 2.01 Completion of Acquisition or Disposition of Assets

ACQUISITION OF LTDNETWORK, INC.
-------------------------------

         On December 15, 2004 (the "Closing Date"), Advanced Technology Industries, Inc., a Delaware corporation ("ATI") consummated the acquisition of all of the issued and outstanding shares of capital stock of LTDnetwork, Inc., a Delaware corporation ("LTDN"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as August 11, 2004, among ATI, LTDN and LTDN Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ATI ("Acquisition Sub"), as amended by the First Amendment thereto, dated as of December 15, 2004, among ATI, LTDN and Acquisition Sub. Such acquisition was effected pursuant to a merger (the "Merger") of LTDN with and into Acquisition Sub. Pursuant to the terms of the Merger, ATI issued to the stockholders of LTDN consideration (the "Merger Consideration") consisting of (i) 207,889 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of ATI ("Preferred Stock") and (ii) warrants (the "Warrants") to purchase 473,350 shares of Preferred Stock at an exercise price of $16.33 per share. The exercise period with respect to 25% of the aggregate Warrants will expire on each of May 15, 2005, June 15, 2005, July 15, 2005 and August 15, 2005.

         The Merger Consideration will be distributed pro rata to the stockholders of LTDN in accordance with their respective ownership interests, except for any stockholder of LTDN who elects to dissent from the Merger and follows applicable Delaware law for the exercise of dissenters' rights (whom would instead receive the cash value of their shares following a statutorily prescribed appraisal procedure). As of the Closing Date, the holders of a majority of the outstanding shares of common stock of LTDN had voted for the Merger and no stockholder of LTDN had notified LTDN that such stockholder intended to dissent from the Merger. By December 25, 2004 ATI intends to send a notice to each stockholder of LTDN entitled to appraisal rights informing such stockholders that the Merger had been approved by a majority of LTDN's stockholders and that the Merger had been consummated. Such stockholders will have 20 days following the mailing of such notice to provide notice of, and to otherwise follow the procedures for, the exercise of dissenters' rights.

         As part of the Merger, 10,394 shares of Preferred Stock and 23,668 Warrants are being held in escrow pending the receipt by James Samuelson, ATI's Chief Financial Officer, of a statement, certified by the accountants of LTDN, setting forth the amount of liabilities and cash on LTDN's balance sheet as of the Closing Date. If the sum of such cash and liabilities is less than such amount certified by LTDN's officers on the Closing Date, then based on such difference a certain number of the shares of Preferred Stock held in escrow will be cancelled, and a number of additional newly issued Warrants equal to such cancelled shares of Preferred Stock, all the remaining escrowed shares of Preferred Stock not so cancelled and all the escrowed Warrants will be issued to the stockholders of LTDN. If the sum of such cash and liabilities is greater than the amount certified by LTDN's officers on the Closing Date, then based on such difference additional shares of Preferred Stock will be issued to the stockholders of LTDN, a number of Warrants equal to such number of issued shares of Preferred Stock will be cancelled and any remaining escrowed Warrants not so cancelled and all escrowed shares of Preferred Stock will be issued to the stockholders of LTDN.

         The terms of the Preferred Stock provide that each share of Preferred Stock will automatically convert into 400 shares of common stock, par value $0.001 per share, of ATI ("Common Stock") if the holders of Common Stock approve an amendment (the "Certificate of Incorporation Amendment") to ATI's certificate of incorporation to increase its authorized capital stock from 100,000,000 shares to at least 500,000,000 shares. While the holders of Preferred Stock will vote with the holders of Common Stock on all matters on an as converted basis, such holders of Preferred Stock will not be entitled to vote on the approval of the Certificate of Incorporation Amendment. ATI intends to seek approval for the Certificate of Incorporation Amendment at a special meeting of the stockholders currently anticipated to be held in the first quarter of 2005. If the Certificate of Incorporation Amendment is approved, the shares of Preferred Stock will be automatically converted into an aggregate of 83,155,600 shares of Common Stock and the Warrants will be exercisable for an aggregate of 189,340,000 shares of Common Stock.

         ATI has agreed to file a registration statement with the Securities and Exchange Commission relating to the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock issued in the Merger within 90 days following the later (the "Trigger Date") of (a) the date the Certificate of Incorporation Amendment is filed with the Delaware Secretary of State and (b) the date ATI receives the audited financial statements of LTDN. In addition, ATI has agreed to use its reasonable efforts to cause such registration statement to be declared effective within 180 days of the Trigger Date. In the event that the Certificate of Incorporation Amendment is not filed by the later of (x) December 15, 2005 and (b) the date ATI receives the audited financial statements of LTDN, ATI has agreed to register the shares of Preferred Stock issued in the Merger. ATI has agreed to keep any such registration statement effective until the earliest of (a) the sale of all securities eligible to be sold thereunder, (b) the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 (as amended, the "Securities Act") and (c) two years from the effective date of such registration statement.

         Allan Klepfisz, the Chief Executive Officer and member of the board of directors of LTDN, and Chai Ong, a member of the board of directors of LTDN, have provided consulting services to ATI and each are members of the board of directors of a subsidiary of ATI. In connection with such consulting services, Mr. Klepfisz has received 2,853,125 shares of Common Stock and Mr. Ong has received 1,700,000 shares of Common Stock.

         LTDN specializes in the development of innovative technologies, software and services for online e-tailers, advertising, media and marketing companies. LTDN's software and services include the following:

INTELLICHOICE. intelliChoice is a fully customizable, event driven web browser add-in that automatically performs price comparisons when a matching product is found against product data as a user surfs the Internet. Information can be displayed in either a slide out panel, a toolbar or a pop-up bubble from the Windows Task Bar.

PROMOSENSE. PromoSense is an event driven and fully customizable web browser add-in that enables an advertiser to deliver highly targeted information depending on customizable rules and the web page the PromoSense user is currently viewing by performing basic promotional alerts (window pane, pop-up or Windows Taskbar notification).

XPEER. XPeer is an interactive component designed for price comparison providers that want to promote themselves within P2P file sharing applications. XPeer offers end users product information and price comparison data based off keyword searches performed while searching for files or music. As an example, if a user searches for a particular music artist, XPeer will display a list of all music and books that feature references to that artist.

DYNAAD. DynaAd enables an advertiser to build and display exact match product ads on any website/web page as opposed to broad, category level based ads.

MESSAGERETRIEVER. MessageRetriever is a web based proprietary software that enables the automatic retrieval of e-mail by the simple provision of a user's standard e-mail address and password from any ISP and from any computer with a web browser. If an e-tailer integrates their own branded version of MessageRetriever on its website, it will encourage repeat visitors to such site so such visitors can check their e-mail.

PAGEQUERY WEB SERVICE. PageQuery Web Service is a high performance URL query system that allows a business to automatically extract specific or user defined nuggets of data from a web page. Any number of items can be configured into a system for extraction and once they are, the PageQuery Web Service will automatically detect their presence on any page across an entire domain.

FREE TEXT ANALYSIS WEB SERVICE. Free Text Analysis Web Service is a URL query system that automatically catalogues the information presented in a web page into a structured, hierarchical view of visually important ranked data. All existing page data is preserved along with a collection of meta data that allows a business to further process, manipulate or extract specific information from the results.

ACQUISITION OF ALFA-PRO PRODUCTS GMBH AND CERTAIN ASSETS FROM SCHLATTL GBR
--------------------------------------------------------------------------

         On December 13, 2004, ATI entered into, and consummated the acquisitions contemplated by, the Stock and Intellectual Property Purchase Agreement (the "Stock and Intellectual Property Purchase Agreement") with Alice Schlattl, Schlattl GBR, Claudia Schreiner, Susanne Schlattl and Ralph Schlattl. Pursuant to the Stock and Intellectual Property Purchase Agreement, ATI purchased (a) Alfa-Pro Products GmbH ("Alfa-Pro") from Alice Schlattl in consideration for 43,600 shares of Preferred Stock and $90,000, such cash amount to be paid within 180 days of December 13, 2004, and (b) certain intellectual property rights from Schlattl GBR in consideration for 6,400 shares of Preferred Stock. As a result of the acquisition of Alfa-Pro and such intellectual property rights, ATI obtained the intellectual property rights to over 40 consumer products. Such products are in varying stages of the development process and none have yet been commercialized. As part of such transaction, ATI and Alice Schlattl agreed to terminate the Asset Purchase Agreement, dated as of June 28, 2003 among ATI, Alfa-Pro and Alice Schlattl which had provided for the purchase by ATI of the assets of Alfa-Pro.

         Each of Alice Schlattl, Claudia Schreiner, Susanne Schattl and Ralph Schlattl are employees of a subsidiary of ATI.

ITEM 3.02 Unregistered Sales of Equity Securities

         Pursuant to the terms of the Merger, ATI issued to the stockholders of LTDN consideration consisting of (i) 207,889 shares of Preferred Stock and (ii) Warrants to purchase 473,350 shares of Preferred Stock at an exercise price of $16.33 per share. Such issuance was effected pursuant to Section 4(2) and/or Regulation S under the Securities Act.

         Pursuant to the Stock and Intellectual Property Purchase Agreement, ATI issued 43,600 shares of Preferred Stock to Alice Schlattl and 6,400 shares of Preferred Stock to Schlattl GBR. Such issuance was effected pursuant to Regulation S under the Securities Act.

         The terms of the Preferred Stock provide that each share of Preferred Stock will automatically convert into 400 shares of Common Stock if the holders of Common Stock approve the Certificate of Incorporation Amendment. The exercise period with respect to 25% of the aggregate Warrants will expire on each of May 15, 2005, June 15, 2005, July 15, 2005 and August 15, 2005.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         In connection with Merger, on December 15, 2004 Hans Skrobanek resigned as the President and as a member of the Board of Directors of ATI. In addition, the Board of Directors voted to expand the number of directors from 3 to 4, and James Samuleson, the sole remaining director at the time, appointed Allan Klepfisz, Chai Ong and Arie Baalbergen as directors, each to serve until the next annual meeting of ATI's stockholders. Each of Allan Klepfisz, Chai Ong and Arie Baalbergen are directors of LTDN.

         Immediately following the Merger, Allan Klepfisz was elected as the Chief Executive Officer and President of ATI.

         Between August 1999 and March 2000, Mr. Klepfisz and Mr. Baalbergen were involved in the formation of LTDN. From March 2000, Mr. Klepfisz has served as the Chief Executive Officer and a director of LTDN and Mr. Baalbergen has served as the Chief Financial Officer and a director of LTDN. Since 2001, Mr. Ong has served as a director of LTDN. Prior to such time, Mr. Ong was a broker at Solomon Smith Barney.

         Allan Klepfisz, and Chai Ong have provided consulting services to ATI and each are members of the board of directors of a subsidiary of ATI. In connection with such consulting services, Mr. Klepfisz has received 2,853,125 shares of Common Stock and Mr. Ong has received 1,700,000 shares of Common Stock.

ITEM 5.03 Amendments to Articles or Bylaws; Change in Fiscal Year

CERTIFICATE OF INCORPORATION
----------------------------

         In connection with the Merger, pursuant to Article Fourth of ATI's certificate of incorporation, the Board of Directors of ATI approved, and on December 2, 2004 filed with the Delaware Secretary of State, the Certificate of Designations with respect to the Preferred Stock, which set forth the relative rights, preferences and limitations of the Preferred Stock. The Board of Directors authorized 700,000 shares of Preferred Stock in such Certificate of Designations. The terms of the Preferred Stock provide that each share of Preferred Stock will automatically convert into 400 shares of Common Stock if the holders of Common Stock approve the Certificate of Incorporation Amendment. Except as otherwise provided by law, the holders of Preferred Stock will vote with the holders of Common Stock on all matters on an as converted basis, except that such holders of Preferred Stock will not be entitled to vote on the approval of the Certificate of Incorporation Amendment.

BYLAWS
------

         In connection with the Merger, the Board of Directors amended Section 1 of Article III of ATI's Bylaws to increase the number of directors from three to four.

ITEM 9.01 Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

ATI hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 calendar days after the date that this Form 8-K was due for filing.

(b) Pro Forma Financial Information

ATI hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 calendar days after the date that this Form 8-K was due for filing.

(c) Exhibits

2.1 First Amendment, dated as of December 15, 2004, among Advanced Technology Industries, Inc., LTDnetwork, Inc. and LTDN Acquisition Corp. to that certain Amended and Restated Agreement and Plan of Merger, dated as of August 11, 2004, among Advanced Technology Industries, Inc., LTDnetwork, Inc. and LTDN Acquisition Corp.

2.2 Stock and Intellectual Property Purchase Agreement, dated as of December 13, 2004, among Alice Schlattl, Schlattl GBR, Advanced Technology Industries, Inc., Claudia Schreiner, Susanne Schlattl and Ralph Schlattl.

3.1      Amended and Restated Bylaws of Advanced Technology Industries, Inc.

3.2 Certificate of Designations for the Series A Convertible Preferred Stock of Advanced Technology Industries, Inc.

4.1 Warrant Agreement, dated as of December 15, 2004, between Advanced Technology Industries, Inc. and LTDnetwork, Inc.

4.2 Registration Rights Agreement, dated as of December 15, 2004, between Advanced Technology Industries, Inc., and LTDnetwork, Inc.

                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Advanced Technology Industries, Inc.
                                  -------------------------------------------
                                  (Registrant)

Dated: December 17, 2004          By:   /s/ James Samuelson
                                  Name: James Samuelson
                                  Title: Vice President